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PRICING SUPPLEMENT                                   Filing under Rule 424(b)(3)
                                                     File No. 333-76155


                           PROSPECTUS SUPPLEMENT NO. 4
                               DATED JUNE 16, 1999
                       TO PROSPECTUS DATED APRIL 30, 1999

                       VIRGINIA ELECTRIC AND POWER COMPANY
                  MEDIUM-TERM NOTES, SERIES G - FIXED RATE NOTE
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

PRESENTING AGENT: LEHMAN BROTHERS
ACTING AS:   AGENT ( )   PRINCIPAL (X)

IF ACTING AS PRINCIPAL, NOTES WILL BE RESOLD TO THE PUBLIC AT:
                                      (X) A FIXED PRICE OF 100% OF PRINCIPAL
                                      ( ) VARYING PRICES BASED ON MARKET RATES

IF ACTING AS AGENT, NOTES WILL BE SOLD AT ____% OF PRINCIPAL

         Principal Amount: .......................................$ 20,000,000
         Presenting Agent's Commission:...........................$     50,000
         Net Proceeds to the Company:.............................$ 19,950,000
         Interest Rate:...........................................       6.30%
         Original Issue Date:.....................................    06/21/99
         Stated Maturity:  .......................................    06/21/01
         CUSIP:...................................................   92781FBQ0
         Specified Currency (U.S. Dollars unless noted): .........
         Authorized Denominations (if other than U.S. $1,000
                   and integral multiples thereof):  .............
         Initial Redemption Date:.................................      N/A
         Initial Redemption Percentage:...........................      N/A
         Annual Redemption Percentage Reduction:..................      N/A
         Limitation Date:.........................................
         Refunding Rate:..........................................
         Interest Payment Dates (if other than May 1
                   and November 1 of each year):..................
         Additional Terms (if any): ..............................




(X) BOOK ENTRY NOTE                                   ( ) CERTIFICATED NOTE